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                        Morgan Stanley Dean Witter & Co.
                        Computation of Earnings Per Share
                (In millions, except share and per share data)
                                                                      EXHIBIT 11
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                                                                                       Fiscal Year Ended
                                                       -------------------------------------------------------------------------

                                                            November 30                  November 30              November 30
                                                                1999                         1998                    1997
                                                       ------------------------   ----------------------   ---------------------

Basic:

Weighted-average shares outstanding                              1,096,789,720            1,151,645,450           1,149,636,466
                                                       ========================   ======================   =====================

Earnings:
     Income before cumulative effect
     of accounting change                                               $4,791                   $3,393                  $2,586
     Cumulative effect of accounting change                                  -                     (117)                      -
     Less:    Preferred stock dividend
              requirements                                                 (44)                     (55)                    (66)
                                                       ------------------------   ----------------------   ---------------------

     Earnings applicable to common shares                               $4,747                   $3,221                  $2,520
                                                       ========================   ======================   =====================

Basic EPS before cumulative effect
of accounting change                                                     $4.33                    $2.90                   $2.19
Cumulative effect of accounting change                                       -                    (0.10)                      -
                                                       ------------------------   ----------------------   ---------------------

Basic earnings per share                                                 $4.33                    $2.80                   $2.19
                                                       ========================   ======================   =====================

Diluted:


Weighted-average shares outstanding                              1,096,789,720            1,151,645,450           1,149,636,466
Average common shares issuable
     under employee benefit plans                                   39,347,870               37,079,530              38,729,302
Average common shares issuable upon
     conversion of ESOP preferred stock                             23,363,080               23,863,150              24,247,182
                                                       ------------------------   ----------------------   ---------------------


              Total weighted-average diluted shares              1,159,500,670            1,212,588,130           1,212,612,950
                                                       ========================   ======================   =====================

Earnings:
     Income before cumulative effect
     of accounting change                                               $4,791                   $3,393                  $2,586
     Cumulative effect of accounting change                                  -                     (117)                      -
     Less:    Preferred stock dividend
              requirements                                                 (36)                     (47)                    (61)
                                                       ------------------------   ----------------------   ---------------------

     Earnings applicable to common shares                               $4,755                   $3,229                  $2,525
                                                       ========================   ======================   =====================

     Diluted EPS before cumulative effect
     of accounting change                                                $4.10                    $2.76                   $2.08
     Cumulative effect of accounting change                                  -                    (0.09)                      -

                                                       ------------------------   ----------------------    --------------------
Diluted earnings per share                                               $4.10                    $2.67                   $2.08
                                                       ========================   ======================    ====================

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